UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 20, 2007

LIPID SCIENCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-497	43-0433090
(State or other jurisdiction of	(Commission File Number)	(I.R.S Employer Identification No.)
incorporation)

7068 Koll Center Parkway, Suite 401, Pleasanton, California	94566
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (925) 249-4000

(Former name or former address, if changed since last report.)  N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On November 20, 2007, Lipid Sciences, Inc. (the “Company”) received a Nasdaq Staff Deficiency Letter indicating that, based on the Form 10-Q for the period ended September 30, 2007, Nasdaq had determined that the Company is not in compliance with the minimum $10 million stockholders’ equity requirement under Maintenance Standard 1 or the minimum $50 million market capitalization, total assets and total revenue requirements under Maintenance Standard 2 for continued listing on The Nasdaq Global Market set forth in Marketplace Rule 4450(a)(3).

In accordance with Nasdaq requirements, the Company has until December 5, 2007, to submit a plan that it believes will allow it to achieve and sustain compliance with all Nasdaq Global Market listing requirements, including the minimum stockholders’ equity requirement.  The Company expects to submit its plan on or prior to the December 5, 2007 deadline.

On November 27, 2007, the Company issued a press release announcing that it had received the letter from Nasdaq.  A copy of the Company’s press release is attached as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 99.1	Press release entitled “Lipid Sciences, Inc. Not in Compliance with Nasdaq Global Market Listing Requirements.”

SIGNATURE

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lipid Sciences, Inc.

Date: November 27, 2007	By:	/s/ Sandra Gardiner
Sandra Gardiner
Chief Financial Officer